EXHIBIT 5.1
                           WEIL, GOTSHAL & MANGES LLP
                            700 LOUISIANA, SUITE 1600
                              HOUSTON, TEXAS 77002
                                 (713) 546-5000


                                                                    July 6, 2000




Samuels Jewelers, Inc.
2914 Montopolis Drive, Suite 200
Austin, Texas 78741

Ladies and Gentlemen:

                  We have acted as counsel to Samuels Jewelers, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, pertaining to 200,000 shares (the "Offered Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), which the Company may issue pursuant to the Samuels Jewelers, Inc. 401(k) Plan (the "Plan").

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and Bylaws, the resolutions adopted by the Board of Directors of the Company authorizing the filing of the Registration Statement, and such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Offered Shares have been duly


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authorized and, when issued against payment therefor as contemplated under the
Plan, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this letter as an exhibit to the Registration Statement.



                                                  Very truly yours,


                                                  /s/ Weil, Gotshal & Manges LLP

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